                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                               REHABILICARE, INC.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                                REHABILICARE INC.
                               1811 Old Highway 8
                           New Brighton, MN 55112-3493


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                January 10, 2002


To the Shareholders of REHABILICARE INC.:

         The Annual Meeting of Shareholders of Rehabilicare Inc. (the "Company") will be held at 2:00 p.m. on Thursday, January 10, 2002, at the Four Points Sheraton Hotel, 1330 Industrial Boulevard, Minneapolis, Minnesota for the following purposes:

         1. To elect five directors to serve for the following year and until their successors are elected;

         2. Transact such other business as may properly come before the meeting or any adjournment thereof.

         Only holders of record of Rehabilicare common stock at the close of business on November 30, 2001 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Thomas Martin
                                            ------------------------------------
                                            Thomas Martin
                                            Secretary

December 3, 2001


                    -----------------------------------------

                   IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY
     In order that there may be a proper representation at the meeting, you are urged, whether you own one share or many, to promptly complete, sign and mail your proxy.
                    -----------------------------------------

                                REHABILICARE INC.
                               1811 Old Highway 8
                           New Brighton, MN 55112-3493

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                                January 10, 2002


         The accompanying Proxy is solicited on behalf of the Board of Directors of Rehabilicare Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on January 10, 2002 at 2:00 p.m. at the Four Points Sheraton Hotel, 1330 Industrial Boulevard, Minneapolis, Minnesota, and at any adjournment thereof. The cost of solicitation, including the cost of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement, will be paid by the Company. Representatives of the Company may, without cost to the Company, solicit proxies for the management of the Company by means of mail, telephone or personal calls.

         Shares of the Company's common stock, $.10 par value (the "Common Stock"), represented by proxies in the form solicited will be voted in the manner directed by shareholders. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and any other matters properly brought before the meeting. Shares voted as a "withhold vote for" one or more directors will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the directors with respect to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to the matters voted on at the meeting.

         Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxy's authority or a duly executed proxy bearing a later date.

         Only holders of record of Common Stock at the close of business on November 30, 2001 will be entitled to receive notice of and to vote at the meeting. On November 30, 2001, the Company had 10,823,695 shares of Common Stock outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

         As far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

         A copy of the Company's Annual Report on Form 10-K for the year ended June 30, 2001 is being furnished to each shareholder with this Proxy Statement. This Proxy Statement is being mailed to shareholders on or about December 3, 2001.

                              ELECTION OF DIRECTORS

         Five persons have been nominated for election at the Annual Meeting. All nominees elected at the Annual Meeting will serve until the next Annual Meeting or until their earlier death, resignation, removal, or disqualification. The persons named in the accompanying Proxy intend to vote the Proxies held by them in favor of the nominees named below as directors, unless otherwise directed. The affirmative vote of a majority of the voting shares represented at the meeting is required for the election of each director. Should any nominee for director become unavailable for any reason, the Proxies will be voted in accordance with the best judgment of the persons named herein. The Board of Directors has no reason to believe that any candidate will be unavailable.

         The following information is furnished with respect to each nominee:

                                                                          Principal occupation and business
          Name                  Age         Director since                 experience for past five years
--------------------------    --------    -------------------    ----------------------------------------------------
Frederick H. Ayers              62               1998            Private investor; director of Staodyn, Inc. from
                                                                 1984 to 1998

Richard E. Jahnke               53               1997            President and Chief Executive Officer of Angeion
                                                                 Corporation since January 2000 after its acquisition
                                                                 of Medical Graphics Corporation; President and Chief
                                                                 Executive Officer of Medical Graphics Corporation (a
                                                                 manufacturer of non-invasive medical diagnostic systems)
                                                                 since 1998; President and Chief Operating Officer of
                                                                 CNS, Inc. (a manufacturer of consumer products) from
                                                                 1993 to 1998

David B. Kaysen                 52               1992            President and Chief Executive Officer of the Company
                                                                 since March 1992

John H.P. Maley                 66               1996            Chairman of Magister Corporation (a developer and
                                                                 marketer of consumer healthcare products) since
                                                                 July 1995; Chairman and Chief Executive Officer of
                                                                 Chattanooga Group (a manufacturer of physical therapy
                                                                 products) from 1976 to 1995

Robert C. Wingrove              69               1972            Chairman of the Board of the Company since 1984;
                                                                 Chief Technical Officer of the Company from 1990
                                                                 to 2001

COMPENSATION OF DIRECTORS

         Directors who are not also officers or employees of the Company receive fees of $2,000 per quarter. The chair of each committee receives an additional fee of $500 annually. In addition, each non-employee director is granted an option to purchase 2,500 shares of the Company's common stock on the date of each annual meeting of shareholders under its 1998 Stock Incentive Plan. The exercise price of such options is the fair market value of the common stock on the date of grant and, historically, the options have vested over a four-year period from the date of grant. Pursuant to an amendment to the plan adopted in December 2001, the Board may grant larger options if, in its discretion, it believes it is advisable to do so and new options granted annually are fully vested on the date of grant.

         The Company knows of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There is no family relationship between any of the nominees, directors or executive officers of the Company.

COMMITTEES AND MEETINGS

         The Board of Directors has a Compensation Committee and an Audit Committee. During fiscal 2001, the Board of Directors met twelve times and acted by writing in lieu of meeting one time, the Compensation Committee met two times and acted by writing in lieu of meeting one time and the Audit Committee met three times. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers of the Company. The Compensation Committee also administers the Company's 1998 Stock Incentive Plan. The current members of the Compensation Committee are Mr. Maley (chair), Mr. Ayers, Mr. Gibson and Mr. Jahnke. The Audit Committee reviews the internal and external financial reporting of the Company, arrangements with its independent public accountants, the scope and results of its quarterly reviews and independent audits and any transactions with executive officers of the Company. The members of the Audit Committee are Mr. Jahnke (chair), Mr. Ayers, Mr. Gibson and Mr. Maley. The Board of Directors also established a special committee to consider a transaction in which Mr. Kaysen had a potential interest. That committee consisted of all board members other than Mr. Kaysen and met once during fiscal 2001.

         The Board of Directors does not have a nominating committee. Each nominee for director attended at least 75% of the meetings of the Board and committees on which he served during fiscal 2001.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH NOMINEE FOR THE BOARD OF DIRECTORS.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         Current executive officers of the Company who are not also directors are as follows:

         William J. Sweeney, 58, has been Vice President of Sales and Marketing since April 1996.

         W. Glen Winchell, 54, has been Vice President of Finance and Chief Financial Officer since September 1993.

         Wayne K. Chrystal, 51, joined the Company as Vice President of Operations in May 1999. From 1973 to 1998, he was employed by Deluxe Corporation, a supplier of checks and electronic payment services, most recently as Vice President responsible for operations and human resources in various business units.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors approves the compensation for executive officers of the Company and acts on such other matters relating to their compensation as it deems appropriate. The Compensation Committee consists of four non-employee directors and meets at least once per year. The members of the Compensation Committee during fiscal 2001 and to the date of this Annual Meeting of Shareholders were Mr. Maley (chair), Mr. Ayers, Mr. Gibson and Mr. Jahnke. The Compensation Committee also administers, with respect to all eligible recipients, the Company's 1998 Stock Incentive Plan and determines the participants in the Plan and the quantity, timing and other terms and conditions of awards under the Plan.

COMPENSATION PHILOSOPHY AND OBJECTIVES

         The Compensation Committee is committed to the general principle that overall executive compensation should be commensurate with performance by the Company and the individual executive officers. The primary objectives of the Company's executive compensation program are to:

         - Reward the achievement of desired Company and individual performance goals;

         - Provide compensation that enables the Company to attract and retain key executives; and

         - Provide a total compensation package that is aligned with the performance of the Company and the interests of its shareholders.

         In determining compensation levels, the Compensation Committee considers a number of factors, including Company performance, the individual performance of each executive officer, comparative compensation surveys and historical compensation levels and stock option awards at the Company. Compensation levels may be greater or less than competitive levels in comparable companies based upon factors such as annual and long-term Company performance and individual performance.

         The Company's executive compensation program consists of base salary, bonuses and long-term incentive compensation in the form of stock options. The particular elements of the compensation program are discussed more fully below.

BASE SALARY

         Base salary levels of executives, including the Chief Executive Officer, are determined by the potential impact of the individual on the Company and the Company's performance, the skills and experience required by the position, the individual performance and potential of the executive, and market data for comparable positions in companies in comparable industries and of comparable complexity and size. Base salaries for executives are generally evaluated and adjusted annually during the first quarter of the fiscal year.

         In fiscal 2001 base salaries were evaluated and adjusted at a meeting of the Compensation Committee held on September 12, 2000. Because the Company had failed to achieve its operating goals for fiscal 2000 and because of the costs associated with settlement of a whistleblower lawsuit in 2000 that was payable in 2001, the base salary of Mr. Kaysen was not increased for fiscal 2001. The base salaries of other executive officers were increased by five percent early in fiscal 2001.

BONUSES

         The Company also pays bonuses to executive officers as part of its executive compensation program. For fiscal 2001, the Company established a bonus plan that was based primarily on the achievement of threshold levels of net income from operations, on achieving a threshold level of net income from Compex operations considered separately, and on achieving certain personal performance goals. After the completion of the fiscal year, the Compensation Committee considered the level of achievement of these objectives in the context of events that affected the Company during the year. On the basis of an objective evaluation of these factors, and of his performance on matters not contemplated when the bonus plan was adopted, the Compensation Committee awarded Mr. Kaysen a bonus of $145,000 for fiscal 2001.

STOCK INCENTIVE COMPENSATION

         The Company provides long-term incentive to its executive officers primarily through its 1998 Stock Incentive Plan. Under that Plan, the Compensation Committee awards stock options to executive officers based on the number of options and shares currently held by the executive and also on performance factors similar to those used to determine salaries and annual cash incentives. The Company's options generally vest over a period of four years and expire after seven years. All options are granted with an exercise price equal to fair market value on the date of grant. The Compensation Committee has not fixed or predetermined the amount of shares to be available for option grants in any year. The Committee has, however, reviewed industry statistics regarding the appropriate size of the Plan in terms of outstanding shares and the appropriate size of grants to executive officers and to employees as a whole.

         Mr. Kaysen received an option to purchase 25,000 shares of common stock in fiscal 2001, which is consistent with option grants received by Mr. Kaysen in other years.

SUMMARY

         The Compensation Committee believes that the compensation program for executive officers during fiscal 2001 achieved the principal objectives for which it was designed.

                                            John H.P. Maley
                                            Frederick Ayers
                                            W. Bayne Gibson
                                            Richard Jahnke

SUMMARY COMPENSATION TABLE

         The table below shows the cash and non-cash compensation paid to or earned by Rehabilicare's chief executive officer and each of its most highly compensated executive officers who received salary and bonus of $100,000 or more during each of the years in the three-year period ended June 30, 2001.

                                               Annual Compensation
                                      ---------------------------------------    Long-Term
                                                                              Compensation (1)     All Other
         Name and                                                             ----------------    Compensation
    Principal Position       Year        Salary       Bonus           Other      Options(2)           (3)
---------------------------- ----        ------       -----           -----      ----------       ------------
David B. Kaysen              2001       $306,514    $145,000           ----        25,000            $5,250
   President and Chief       2000        300,357        ----           ----        30,000             5,250
   Executive Officer         1999        220,212     131,800           ----        25,000               786

W. Glen Winchell             2001       $166,500     $48,000           ----        15,000            $4,800
   Vice President of         2000        162,462        ----           ----        20,000             3,354
   Finance and Chief         1999        142,250      51,500           ----        40,000               804
   Financial Officer

William J. Sweeney           2001       $158,192     $46,912           ----        15,000            $4,459
   Vice President of Sales   2000        147,846        ----           ----        15,000             3,015
   And Marketing             1999        127,115      31,800           ----        10,000               750

Wayne K. Chrystal (4)        2001       $120,308     $38,490           ----         5,000            $3,536
   Vice President of         2000        114,231        ----           ----        10,000             1,725
   Operations                1999         16,154       4,290           ----        30,000              ----

----------------------
(1) Rehabilicare did not award any restricted stock or make any long-term incentive payments to executives.
(2) Represents the number of shares of Rehabilicare common stock that can be purchased upon the exercise of stock options granted during the year.
(3)      Represents Company contributions to a 401(k) plan.
(4)      Mr. Chrystal began employment with the Company in 1999.

STOCK OPTIONS

         The following table provides information regarding options to purchase Rehabilicare Common Stock granted to the named executive officers pursuant to the 1998 Stock Incentive Plan during 2001.

                          OPTION GRANTS IN FISCAL 2001

                                                                                             Potential Realizable
                                                                                            Value at Assumed Annual
                    Number of         Percent of                                             Rates of Stock Price
                    Securities      Total Options                                           Appreciation for Option
                    Underlying        Granted To           Exercise                                Term (1)
                     Options         Employees in           Price          Expiration      --------------------------
     Name            Granted         Fiscal 2001          ($/Share)           Date          5% ($)         10% ($)
----------------    ----------      -------------       ---------------    -----------    ----------     -----------
Mr. Kaysen            25,000            14.3%                $2.50           10/24/07       $17,268        $38,157
Mr. Winchell          15,000             8.6%                $2.50           10/24/07        10,361         22,894
Mr. Sweeney           15,000             8.6%                $2.50           10/24/07        10,361         22,894
Mr. Chrystal           5,000             2.9%                $2.50           10/24/07         3,454          7,631

(1) These amounts represent the realizable value of the subject options from the date of grant until termination, without discounting to present value, assuming appreciation in the market value of the Common Stock from the market price on the date of grant at the rates indicated. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

         The following table provides information with respect to stock options held at the end of fiscal 2001 by the executive officers named in the Summary Compensation Table. None of the executive officers named in the Summary Compensation Table exercised any stock options during fiscal 2001.

           OPTION EXERCISES IN FISCAL 2001 AND YEAR-END OPTION VALUES

                                                     Number of Securities
                                                    Underlying Unexercised               Value of Unexercised
                      Shares                                Options                      In-the-Money Options
                     Acquired                        At End of Fiscal 2001             At End of Fiscal 2001 (1)
                        On           Value       ------------------------------     --------------------------------
      Name           Exercise       Realized      Exercisable    Unexercisable        Exercisable    Unexercisable
-----------------    --------       ---------     -----------    -------------        -----------    -------------
Mr. Kaysen              ---            ---           46,250          63,750             $ 18,796       $  14,016
Mr. Winchell            ---            ---           45,500          54,500                8,181           6,694
Mr. Sweeney             ---            ---           34,250          35,750                7,431           5,944
Mr. Chrystal            ---            ---           17,500          27,500                6,375           6,375

-------------------------
(1) Represents the difference between $3.30 (the last sales price at June 30, 2001) and the exercise price multiplied by the number of shares.

SEVERANCE AGREEMENTS

         The Company has entered into Severance Pay Agreements with Mr. Kaysen, Mr. Winchell, Mr. Sweeney and Mr. Chrystal which provide for certain payments in the event of a change in control of the Company and the subsequent termination of the executive by the Company without cause or voluntarily by the executive for good reason, all as defined in the agreements. The terms of the agreements are two years and they are renewed automatically at the end of the terms. The payments to be made in such event would be (i) the base salary earned and unpaid through the date of termination; (ii) any earned and unpaid bonus with respect to the fiscal year preceding the termination; (iii) a pro rata portion of any bonus that would have been earned in the current fiscal year; (iv) any accrued vacation not taken; and (v) an amount equal to two times Mr. Kaysen's, one and one-half times Mr. Winchell's and one times Mr. Sweeney's and Mr. Chrystal's then current annual salary. The agreements provide that no amounts be paid which would constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986 as amended, or any successor provision or regulations promulgated thereunder.

         Effective July 1, 1999, Mr. Robert C. Wingrove resigned his full-time employment as Chief Technical Officer and entered into a part-time consulting agreement effective through June 30, 2001. His compensation pursuant to that agreement was $65,000 for the fiscal year ended June 30, 2001, plus full employee benefits.

LONG-TERM INCENTIVE PLAN AWARDS

         Other than its 1998 Stock Incentive Plan and 1993 Employee Stock Purchase Plan, the Company does not maintain any long-term incentive plan.

                              CERTAIN TRANSACTIONS

         The Company loaned Mr. Kaysen $162,500 in March 1997 for the acquisition of 100,000 shares of the Company's common stock, pursuant to his exercise of stock options. The loan is evidenced by a promissory note secured by 83,067 shares of Company common stock owned by Mr. Kaysen and bearing interest at the prime rate. In March 1998, the Company loaned Mr. Kaysen an additional $75,000 in connection with his income tax obligation resulting from the stock option exercise. That loan is secured by the same collateral and subject to the same terms. The remaining principal balance of $189,417 plus interest is payable in installments of $21,000 on December 31, 2001 and the balance, including accrued interest, on December 31, 2002.

                                PERFORMANCE GRAPH

         The Company's common stock is quoted on The Nasdaq National Market. The following graph shows changes during the period from June 30, 1997 to June 30, 2001 in the value of $100 invested in: (1) the Nasdaq National Market Index
(US); (2) Nasdaq Healthcare Stocks Index and (3) the Company's common stock. The values of each investment as of the dates indicated are based on share prices plus any dividends paid in cash, with the dividends reinvested on the date they were paid. The calculations exclude trading commissions and taxes.

                                  [LINE GRAPH]

                                                            NASDAQ
   FISCAL YEAR ENDED           NASDAQ NMS              HEALTHCARE STOCKS           REHABILICARE INC.
-----------------------------------------------------------------------------------------------------------
       6/30/1997                  100.000                    100.000                    100.000

       6/30/1998                  131.621                     97.424                     76.800

       6/30/1999                  189.318                     91.687                     94.657

       6/30/2000                  279.945                     70.770                     80.371

       6/29/2001                  151.753                    101.005                     94.286

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of October 22, 2001, certain information with respect to beneficial ownership of the Company's Common Stock as to (i) each person or entity known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table; and (iv) all executive officers and directors as a group. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

NAME                                         SHARES BENEFICIALLY OWNED (1)                 PERCENT OWNED
----                                         -----------------------------                 -------------
Beverly Enterprises, Inc.                               989,319                                  9.1%
5111 Rogers Avenue, Suite 40A
Ft. Smith, Arkansas  72919

Thomas E. Claugus                                       697,080                                  6.4%
400 Northpark Town Center, Suite 310
1000 Abernathy Road, N.E.
Atlanta, Georgia  30328

Robert C. Wingrove                                      193,503                                  1.8%

David B. Kaysen                                         135,132                                  1.2%

W. Glen Winchell                                         81,542                                   *

W. Bayne Gibson                                          71,711                                   *

Frederick H. Ayers                                       44,801                                   *

William J. Sweeney                                       40,549                                   *

John H.P. Maley                                          35,000                                   *

Wayne K. Chrystal                                        35,473                                   *

Richard E. Jahnke                                        20,000                                   *

All Directors and Officers                              657,711                                  6.0%
as a group (9 persons)

----------------------------------------
* Less than 1%

(1) Includes shares which could be purchased within 60 days upon exercise of the following options: Mr. Wingrove, 9,000 shares; Mr. Kaysen, 51,250 shares; Mr. Gibson, 8,750 shares; Mr. Sweeney, 36,250 shares; Mr. Winchell, 53,750 shares; Mr. Ayers, 8,125 shares; Mr. Maley, 20,000 shares; Mr. Chrystal, 21,250 shares; Mr. Jahnke, 20,000 shares; and all directors and officers as a group, 228,375 shares.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission
(SEC). Executive officers, directors and greater than ten percent (10%) beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company believes that its executive officers and directors complied with all applicable Section 16(a) filing requirements during and with respect to the fiscal year ended June 30, 2001.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee of the Company's Board of Directors was composed of the following non-employee directors during fiscal 2001 and to the date of this Annual Meeting of Shareholders: Mr. Jahnke (chair), Mr. Ayers, Mr. Gibson and Mr. Maley. All of the members of the Audit Committee are independent for purposes of the Nasdaq listing requirements. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Exhibit A. The Audit Committee recommends to the Board of Directors the appointment of the Company's independent accountants.

         Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on the Company's financial statements. The Audit Committee's responsibility is to monitor and oversee these processes.

         The Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         The Company's independent accountants also provided to the Audit Committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the accounting firm's independence. The Committee also considered whether non-audit services provided by the independent accountants during the last fiscal year were compatible with maintaining the independent accountants' independence.

         Based upon the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual report on Form 10-K for the fiscal year ended June 30, 2001 filed with the Securities and Exchange Commission.


                                                 Richard Jahnke
                                                 Frederick Ayers
                                                 W. Bayne Gibson
                                                 John H.P. Maley


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         On March 16, 2000, PricewaterhouseCoopers LLP resigned as the Company's independent accountant and, effective April 19, 2000, the Company engaged Ernst & Young LLP as its new independent public accountants. There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure in connection with the audits of the Company's two most recent fiscal years or any subsequent interim period preceding the resignation of PricewaterhouseCoopers LLP, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on the financial statements for such years. None of the principal accountants' reports on the financial statements for the two years preceding such dismissal contained an adverse opinion or a disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles.

         The Company has selected Ernst & Young LLP as its independent accountants for the year ending June 30, 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

AUDIT FEES

         Audit fees billed or expected to be billed to the Company by Ernst & Young LLP for the audit of the Company's financial statements for the fiscal year ended June 30, 2001 and for reviews of the Company's financial statements included in the Company's quarterly reports on Form 10-Q for that year totaled $165,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Ernst & Young LLP did not provide services to the Company during the last fiscal year for the design and implementation of financial information systems.

ALL OTHER FEES

         Fees billed or expected to be billed to the Company by Ernst & Young LLP for all other non-audit services, including tax-related services, provided during the last fiscal year totaled $283,000.


                 SHAREHOLDERS PROPOSALS FOR 2002 ANNUAL MEETING

         Any shareholder wishing to include a proposal in the Company's proxy solicitation materials for its next annual meeting of shareholders must submit such proposal for consideration in writing to the Secretary of the Company at its principal executive offices, 1811 Old Highway 8, New Brighton, Minnesota 55112, no later than September 12, 2002.

         Pursuant to the Company's Bylaws, in order for business to be properly brought before the next annual meeting by a shareholder, or in order for a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder's intent to bring a matter before the annual meeting, or nominate the director, no later than September 12, 2002. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the Company's Bylaws.

         Management will use discretionary authority to vote against any shareholder proposal, or director nominee not made by management, presented at the next annual meeting if: (i) such proposal or nominee has been properly omitted from the Company's proxy materials under federal securities laws; (ii) notice of such proposal or nominee was not submitted to the Secretary of the Company at the address listed above by September 12, 2002; or (iii) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of the Company's voting shares required to carry the proposal or elect the nominee.


                                            BY ORDER OF THE BOARD OF DIRECTORS


                                            Thomas Martin
                                            Secretary

Dated: December 3, 2001

                                                                       EXHIBIT A

                                REHABILICARE INC.
                             Audit Committee Charter
                                 APRIL 15, 2000

         The Audit Committee (the "Committee") is a committee of the Board of Directors (the "Board") of Rehabilicare Inc. (the "Company") designed to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the adequacy of the Company's internal controls, (3) the independence and performance of the Company's Outside Auditors, and (4) conflict of interest transactions.

I.   ROLES AND RESPONSIBILITIES

A. MAINTENANCE OF CHARTER. The Committee shall review and reassess the adequacy of this formal written charter on at least an annual basis.

B. FINANCIAL REPORTING. The Committee shall review and make recommendations to the Board regarding the adequacy of the Company's financial statements and compliance of such statements with financial standards. In particular, and without limiting such responsibilities, the Committee shall:

     With respect to the Annual Financial Statements:

     - Review and discuss the Company's audited financial statements with management and with the Company's outside auditors.
     - Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's audited financial statements.
     - Discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (as may be modified or supplemented) relating to the conduct of the audit.
     - Based on the foregoing, indicate to the Board whether the Committee recommends that the audited financial statements be included in the Company's Annual Report on Form 10-K.
     - Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     With respect to Quarterly Financial Statements:

     - Review with management and the outside Auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q. The review may be conducted through a designated representative member of the Committee

C. INTERNAL CONTROLS. The Committee shall evaluate and report to the Board regarding the adequacy of the Company's financial controls. In particular, the Committee shall:

     - Ensure that the outside auditors are aware that the Committee is to be informed of all control problems identified.
     - Review with the Company's counsel legal matters that may have a material impact on the financial statements.

     - Review the effectiveness of systems for monitoring compliance with laws and regulations relating to financial reporting, including any issues that might implicate Section 10A of the Securities Exchange Act of 1934.
     - Receive periodic updates from management, legal counsel, and Independent Auditors concerning financial compliance

D. RELATIONSHIP WITH OUTSIDE AUDITORS. The Committee shall:

     - Interview, evaluate, and making recommendations to the Board with respect to the retention of, or replacement of, outside auditors.
     - Ensure receipt from outside auditors of a formal written statement delineating all relationships between the outside auditor and the Company, consistent with Independence Standards Board Standard I.
     - Actively engage in a dialogue with the outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors.
     - Take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors.
     -   Review and approve the fees to be paid to the outside auditor.

         Notwithstanding the foregoing, the outside auditors shall be ultimately accountable to the Board and the Committee, as representatives of shareholders. The Board, upon recommendation from the Committee, shall have ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement).

E. CONFLICT OF INTEREST TRANSACTIONS. The Committee shall:

     - Review potential conflict of interest situations, including transactions between the Company and its officers, directors and significant shareholders not in their capacities as such;
     - Make recommendations to the Board regarding the disposition of conflict of interest transactions in accordance with applicable law, including Minnesota Statutes Section 302A.255 if applicable.

II.  Membership Requirements

     - The Audit Committee (the "Committee") shall consist of at least three directors chosen by the Board of Directors (the "Board").
     - Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Committee.
     - At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or comparable experience or background (such as a position as a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities) which results in financial sophistication, recognized financial or accounting expertise.
     - All Committee members shall be independent directors as defined in Rule 4200(a)(15) of the NASDAQ.

III.  STRUCTURE

     - The Committee shall appoint one of its members to act as a Chairperson, either generally or with respect to each meeting.
     - The Committee Chairperson shall review and approve an agenda in advance of each meeting.
     - The Committee shall meet at least twice annually, or more frequently as circumstances dictate.
     - The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.
     - The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

         While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Corporate Policies.

                                REHABILICARE INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                           THURSDAY, JANUARY 10, 2002
                                     2:00 PM
                           FOUR POINTS SHERATON HOTEL
                            1330 INDUSTRIAL BOULEVARD
                              MINNEAPOLIS, MN 55413


REHABILICARE INC.
1811 OLD HIGHWAY 8
NEW BRIGHTON, MN 55112-3493                                                PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David B. Kaysen and W. Glen Winchell, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rehabilicare Inc., to be held on January 10, 2002, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for all directors named in Item 1.

           (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

[ARROW GRAPHIC]              - Please detach here -              [ARROW GRAPHIC]

1.       Election of directors:  01 Frederick H. Ayers      02 Richard E. Jahnke
                                 03 David B. Kaysen         04 John H.P. Maley
                                 05 Robert C. Wingrove

[ ]        FOR all nominees            [ ]        WITHHOLD AUTHORITY
           (except as marked                      to vote for all nominees
           to the contrary below)


TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE, WRITE THE NUMBER(S) OF THE
NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.                   [               ]

2. To vote with discretionary authority on any other matter that may properly come before the meeting.

Address Change? Mark Box      [ ]
Indicate changes below:




Dated:   ________________________________


[                             ]
Signature(s) in Box
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.